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                                                                     Exhibit 4.3


                                 FORM OF WARRANT

         NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT THEREFOR OR AN APPLICABLE EXEMPTION FROM REGISTRATION. ADDITIONALLY, THE SALE OR TRANSFER OF SUCH SECURITIES ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE INVESTMENT AGREEMENT, DATED AS OF JANUARY 16, 1995, AMONG CHEMICAL VENTURE CAPITAL ASSOCIATES, A CALIFORNIA LIMITED PARTNERSHIP, TELEWAY, INC. AND A STOCKHOLDER OF TELEWAY, INC., AND NO SALE OR OTHER TRANSFER OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN MET. COPIES OF SUCH AGREEMENT ARE ON FILE AND AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICES OF TELEWAY, INC.

                                  TELEWAY, INC.

                       Warrant for the Purchase of Shares

                             of Class B Common Stock

                  FOR VALUE RECEIVED and subject to the terms and conditions contained herein, Teleway, Inc. hereby certifies that Chemical Venture Capital Associates, a California limited partnership, and its permitted assigns, are entitled to purchase, subject to receipt of all required consents and approvals, from Teleway, Inc. at any time or from time to time during the Exercise Period (as defined below) any or all of the Warrant Shares (as defined below) for the Exercise Price (as defined below). The Exercise Price shall not be subject to adjustment, except as set forth in paragraph 3 hereof.

                  1.    DEFINITIONS.

                  As used in this Warrant, the following terms have the respective meanings set forth below:

                  "Additional Shares of Class B Common Stock" shall mean any shares of Class B Common Stock issued by the Company on or after the date hereof, other than shares of Class B Common Stock issued pursuant to this Warrant.

                  "Aggregate Warrant Price" shall mean, with respect to the exercise of a portion or all of the Warrants, the Exercise Price multiplied by the number of Warrant Shares issuable upon such exercise.

                  "Appraised Value" shall mean, with respect to any Warrant Shares at a particular date, the fair saleable value of such Warrant Shares (determined without giving effect to any discount for (i) a minority interest, (ii) any lack of voting power or (iii) any lack of


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         liquidity of the Warrant Shares or to the fact that the Company may have no class of equity securities registered under the Securities and Exchange Act of 1934, as amended), agreed upon by the Holder and the Company or, in the absence of such agreement, determined by an independent investment banking firm of nationally recognized standing (the fees and expenses of which shall be paid by the Company) selected by the Holder and reasonably acceptable to the Company (or, if the Company and the Holder are unable to agree upon an investment banking firm, mutually selected by an investment banking firm selected by the Company and an investment banking firm selected by the Holder).

                  "Book Value" shall mean, at a particular date, the consolidated book value of the Company as determined in accordance with GAAP as determined by the Company's independent public accountants (the fees and expenses of which shall be paid by the Company) as of the last day of the quarter immediately preceding such date.

                  "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in New York City.

                  "Class B Common Stock" shall mean the Class B Common Stock, par value $.01 per share, of the Company and any capital stock into which such Class B Common Stock may thereafter be changed, and shall also include shares of common stock of any successor or acquiring corporation referred to in paragraph 3(d) received by or distributed to the holders of such capital stock in the circumstances contemplated by paragraph 3(d).

                  "Closing Date" shall mean the date upon which this Warrant is originally issued.

                  "Company" shall mean Teleway, Inc., a Delaware corporation, or any successor corporation by merger or consolidation or otherwise.

                  "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Additional Shares of Class B Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

                  "Current Market Price" shall mean, in respect of any share of Class B Common Stock on any date herein specified, the average of the daily market prices for 30 consecutive Business Days commencing 45 days before such date. The daily market price for each such Business Day shall be (i) the last sale price on such day on the principal stock exchange on which such Class B Common Stock is then listed or admitted to trading, (ii) if no sale takes place on such day on any such exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange or, if there is no such bid and asked prices on such day, on the next preceding date when such bid and asked prices occurred, (iii) if the Class B Common Stock is not then listed or admitted to trading on any stock exchange, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic quotation System or the National Quotation Bureau, Inc., (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in


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         such business, or (v) if there is no such firm, as furnished by any member of the National Association of Securities Dealers selected by the Company. If there is no daily market price as described above, the "Current Market Price" shall mean the per share Book Value.

                  "CVCA" shall mean Chemical Venture Capital Associates, a California limited partnership, and any successor by merger or consolidation or otherwise.

                  "Exercise Date" shall mean the date on which the Holder exercises this Warrant, in whole or in part.

                  "Exercise Period" shall mean the period commencing on the Closing Date and ending at 5:00 p.m., New York City time, on the Termination Date.

                  "Exercise Price" shall mean a price for each Warrant Share equal to $.02, subject to adjustment hereafter pursuant only to the provisions of paragraph 3 of this Warrant.

                  "Fully Diluted Outstanding" shall mean, when used with reference to Class B Common Stock, at any date as of which the number of shares thereof is to be determined, all shares of Class B Common Stock Outstanding at such date and all shares of Class B Common Stock issuable pursuant to options, warrants or other rights to purchase or acquire, or securities convertible into, shares of Class B Common Stock, outstanding on such date (including any Warrant Shares issuable pursuant to this Warrant).

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as from time to time in effect.

                  "Holder" shall mean CVCA or any transferee of this Warrant.

                  "Investment Agreement" has the meaning set forth in
         Section 12.

                  "Outstanding" shall mean, when used with reference to Class B Common Stock, at any time as of which the number of shares thereof is to be determined, all issued shares of Class B Common Stock, except shares then owned or held by or for the account of the Company or any subsidiary of the Company, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Class B Common Stock.

                  "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                  "Termination Date" shall mean the earlier of (i) January 16, 2005, and (ii) the date on which all of the Warrant Shares have been issued to the Holder pursuant to the terms of this Warrant.


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                  "Warrant Shares" shall mean any of the shares of Class B
         Common Stock issuable upon exercise of this Warrant. The number of Warrant Shares shall initially be _____ shares of Class B Common Stock, subject to adjustment thereafter pursuant only to the provisions of paragraph 3 of this Warrant.

                  "Warrant Value Per Share" shall mean, with respect to that portion of this Warrant which is exercisable for one Warrant Share, the excess of (a) the Appraised Value of one Warrant Share issuable upon exercise thereof over (b) the Exercise Price.

                  2. EXERCISE OF WARRANT. This Warrant may be exercised, in whole at any time or in part from time to time, during the Exercise Period, by the Holder by the surrender of this Warrant (with the subscription duly executed) at the address set forth in paragraph 11(a) hereof, together with proper payment of the Exercise Price. Payment of the Exercise Price for the Warrant Shares to be issued shall be made by certified or official bank check payable to the order of the Company. In lieu of payment of all or part of the Aggregate Warrant Price with respect to all or part of the Warrant Shares, the Holder may pay the Exercise Price with respect to such Warrant Shares by surrendering to the Company that portion of this Warrant having an aggregate Warrant Value Per Share on the date of exercise equal to the Aggregate Warrant Price otherwise payable with respect thereto. If this Warrant is exercised in part, this Warrant must be exercised for a whole number of shares of the Class B Common Stock, and the Holder is entitled to receive a new Warrant covering the number of Warrant Shares in respect of which this Warrant has not been exercised. Upon such surrender of this Warrant, the Company will issue a certificate or certificates in the name of the Holder for the number of shares or the Class B Common Stock to which the Holder shall be entitled. The Company shall not be required to issue a fractional share of Class B Common Stock upon any exercise of this Warrant.

                  3. CERTAIN ADJUSTMENTS. The Exercise Price and the kind and number of shares of Class B Common Stock issuable upon exercise of this Warrant shall be subject to adjustment as set forth below in this paragraph 3. The Company shall give the registered Holder notice of any event described below which requires an adjustment pursuant to this paragraph 3 in accordance with the provisions of paragraph 4.

                        (A) ADJUSTMENT OF EXERCISE PRICE. From the Closing Date (and subject to such further adjustments, from time to time, pursuant to the other provisions of this paragraph 3), the Exercise Price shall be $.02 per Warrant Share.

                        (B) STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS. If at any time (other than pursuant to Section 6.6(d) of the Investment Agreement (as defined in Section 12 of this Warrant)) the Company shall:

                              (i) fix a record date for the purpose of determining the holders of its Class B Common Stock entitled to receive a dividend payable in, or other distribution of, Additional Shares of Class B Common Stock;

                              (ii)     subdivide its outstanding shares of
                           Class B Common Stock into a larger number of shares of Class B Common stock;


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                              (iii)    combine its outstanding shares of Class B
                           Common Stock into a smaller number of shares of Class B Common Stock; or

                              (iv) issue any shares of its capital stock or other securities by reclassification of the Class B Common Stock (other than pursuant to paragraph 3(d) below);

                  then the Exercise Price shall be proportionately decreased in the case of such a dividend or distribution of Additional Shares of Class B Common Stock or such a subdivision, or proportionately increased in the case of such a combination, or the kind of capital stock or other securities of the Company which may be purchased shall be adjusted in the case of such a reclassification of the Class B Common Stock, each on the record date for such dividend or distribution or effective date of such subdivision, combination or reclassification, as the case may be, such that the Holder shall be entitled to receive, upon exercise of this Warrant, the aggregate number and kind of shares of Class B Common Stock which, if the Warrant had been fully exercised immediately prior to such date, it would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification.

                        (C)   CERTAIN OTHER DIVIDENDS AND DISTRIBUTIONS.
                  If at any time the Company shall fix a record date for the purpose of determining the holders of its Class B Common Stock entitled to receive any dividend or other distribution (including any such distribution made in connection with a consolidation or merger, but excluding any distribution referred to in subparagraph (b) above) of:

                              (i) any evidences of indebtedness, any shares of its capital stock (including Convertible Securities but excluding Class B Common Stock) or any other securities or property of any nature whatsoever; or

                              (ii) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of its stock (including Convertible Securities) or any other of its securities or its property of any nature whatsoever (other than normal cash dividends or cash distributions permitted under applicable law);

                  then the Exercise Price shall be adjusted to equal the Exercise Price in effect prior to such distribution or dividend multiplied by a fraction, (1) the numerator of which shall be (A) the Current Market Price per share of the Class B Common Stock on such record date minus (B) the amount allocable to one share of Class B Common Stock of the fair value (as determined in good faith by the Board of Directors of the Company and supported by an opinion from an investment banking firm of nationally recognized standing approved by the Holder, which approval shall not be unreasonably withheld) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (2) the denominator of which shall be such Current Market Price per share of Class B Common Stock. Such adjustments shall be made whenever such a record date is fixed. A reclassification of the Class B Common Stock (other than a change in par value, or from par value to no par


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                  value or from no par value to par value) into shares of Class
                  B Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Class B Common Stock of such shares of such other class of stock within the meaning of this subparagraph (c) and, if the outstanding shares of Class B Common Stock shall be changed into a larger or smaller number of shares of Class B Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstandinq shares of class B Common Stock within the meaning of subparagraph (b).

                        (D) CONSOLIDATION OR MERGER. In the case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Holder an agreement that the Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of the warrant the kind and amount of shares and other securities and property that it would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such warrant been exercised immediately prior to such action. In no event shall the Holder be entitled to receive upon exercise of the Warrant shares of the surviving corporation unless each other holder of Class B Common Stock of the Company shall also receive shares of such surviving corporation in such merger, consolidation, sale or conveyance. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph 3. The provisions of this subparagraph (d) shall similarly apply to successive consolidations, mergers, sales or conveyances.

                        (E) ISSUANCE OF SHARES, WARRANTS OR OTHER RIGHTS. Except for the issuance (i) upon exercise of employee stock options of shares of Class B Common Stock in amounts not in excess of the number of such shares referred to in section 7.3(a) of the Investment Agreement or as permitted by Section 6.6(d), (ii) to CVCA pursuant to the exercise of rights set forth, in Section 7.3 of the Investment Agreement and (iii) pursuant to Section 7.9(b)(i) of the Investment Agreement, if at any time the Company shall issue or sell to any Person any Additional Shares of Class B Common Stock, or warrants or other similar rights to subscribe for or purchase any Additional Shares of Class B Common Stock or Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable (but excluding any distributions in subparagraphs (b) or (c) above), and the price per share of such Class B Common Stock or for which Class B Common Stock is issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such Convertible Securities shall be less than the Current Market Price in effect immediately prior to the time of such issue or sale, then the Exercise Price shall be adjusted to equal the Exercise Price multiplied by a fraction (i) the numerator of which shall be equal to the sum of (A) the number of shares of Class B Common Stock Outstanding immediately prior to the issuance of such Additional Shares of Class B Common Stock and (B) the number of shares of Additional Shares of Class B Common Stock which the aggregate consideration received for the total number of Additional Shares of Class B Common Stock issued would purchase at the Current Market Price and (ii) the denominator of which shall be the number of shares


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                  of Class B Common Stock Outstanding after the issuance of such
                  Additional Shares of Class B Common Stock. In the case of the issuance or sale of warrants or other rights or Convertible Securities, such adjustment shall be made on the basis that
                  (i) the maximum number of Additional Shares of Class B Common Stock issuable pursuant to all such warrants or other similar rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding, (ii) the price per share for such Additional Shares of Class B Common Stock shall be deemed to be the lowest possible price per share in any range of prices per share at which such Additional Shares of Class B Common Stock are available to such holders, and (iii) the Company shall be deemed to have received all of the consideration payable therefor, if any, as of the date of the actual issuance of such warrants or other similar rights. No further adjustments of the Exercise Price shall be made upon the actual issue of such Class B Common Stock upon exercise of such warrants or other similar rights or upon the actual issue of such Class B Common Stock upon such conversion or exchange of such Convertible Securities. For the purposes of this subparagraph (e), the date as of which the Current Market
                  Price of Class B Common Stock shall be computed shall be the earliest of (i) the date on which the Company shall enter into a firm contract for the issuance of such warrants or other similar rights or (ii) the date of actual issuance of such warrants or other similar rights. Such adjustments shall be made upon the date of the issuance of sale of such warrants or other similar rights.

                         (F) ISSUANCE OF CONVERTIBLE SECURITIES. Except for the issuance of employee stock options for shares of Class B Common Stock in amounts not in excess of the number of such shares referred to in Sections 7.3(a) and 6.6(d) of the Investment Agreement and for issuances of warrants pursuant to
                  Section 7.3 or 7 9(b)(i) of the Investment Agreement, if at any time the Company shall issue or sell to any Person any Convertible Securities (other than securities distributed in a transaction described in subparagraphs (c) and (e) above), whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Class B Common Stock is issuable upon such conversion or exchange shall be less than the Current Market Price in effect immediately prior to the time of such issue or sale, then the Exercise Price shall be adjusted as provided in subparagraph
                  (e) above on the basis that (i) the maximum number of Additional Shares of Class B Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding, (ii) the price per share of such Additional Shares of Class B Common Stock shall be deemed to be the lowest possible price in any range of prices at which such Additional Shares of Class B Common Stock are available to such holders, and (iii) the Company shall be deemed to have received all of the consideration payable therefor, if any, as of the date of actual issuance of such Convertible Securities. No adjustment of the Exercise Price shall be made under this subparagraph
                  (f) upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to subparagraph (e) above. No further adjustments of the Exercise Price shall be made upon the actual issue of such Class B Common Stock upon conversion or exchange of such Convertible Securities and, if any issue or sale of such Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase any such


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                  Convertible Securities for which adjustments of the Exercise
                  Price have been or are to be made pursuant to other provisions of this paragraph 3, no further adjustments of the Exercise Price shall be made by reason of such issue or sale. For the purposes of this subparagraph (f), the date as of which the Exercise Price of Class B Common Stock shall be computed shall be the earliest of (i) the date on which the Company shall enter into a firm contract for the issuance of such Convertible Securities or (ii) the date of actual issuance of such Convertible Securities. Such adjustments shall be made upon each issuance of Convertible Securities and shall become effective immediately after such issuance.

                        (G) SUPERSEDING ADJUSTMENT. If, at any time after any adjustment to the Exercise Price shall nave been made pursuant to subparagraphs (d), (e) or (f) above as the result of any issuance of warrants, rights or Convertible Securities, and either

                              (i) such warrants or rights, or the right of conversion or exchange in any other Convertible Securities, shall expire, and all or a portion of such warrants or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised; or

                              (ii) the consideration per share for which shares of Class B Common Stock are issuable pursuant to such warrants or rights, or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the occurrence of a specified date or event;

                  then such previous adjustment shall be rescinded and annulled and the Additional Shares of Class B Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such rights or options or other Convertible Securities on the Exercise Price on the basis of

                              (iii) treating the number of Additional shares of Class B Common Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor; and

                              (iv) treating any such warrants or rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for which shares of Class B Common Stock or other property are issuable under such warrants or rights or other Convertible Securities.

                        (H) ADUSTMENT OF NUMBER OF WARRANT SHARES. Upon each adjustment of the Exercise Price, as the case may be, pursuant to subparagraph (b), (c), (e), (f) or (g)


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                  of this paragraph 3, this Warrant shall be deemed to evidence the right to purchase, at the adjusted Exercise Price, that number of shares of Class B Common Stock obtained by multiplying the number of shares of Class B Common Stock covered by the Warrant immediately prior to such adjustment by the Exercise Price in effect prior to such adjustment and dividing the product so obtained by the Exercise Price in effect after such adjustment.

                        (I) WHEN ADJUSTMENTS TO BE MADE. No adjustment in the Exercise Price shall be required by this paragraph 3 if such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of less than 1% in such price. Any adjustment representing a change of less than such minimum amount which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this paragraph 3 and not previously made, would result in a minimum adjustment. Notwithstanding the foregoing, any adjustment carried forward shall be made no later than ten Business Days prior to the Termination Date. All calculations under this subparagraph (i) shall be made to the nearest cent. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                        (J) FRACTIONAL INTERESTS. In computing adjustments under this paragraph 3, fractional interests in Class B Common Stock shall be taken into account to the nearest whole share.

                        (K) WHEN ADJUSTMENTS NOT REQUIRED. If the Company shall fix a record date for the purpose of determining the holders of its Class B Common Stock entitled to receive a dividend or distribution and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                        (L) CERTAIN LIMITATIONS. Subject to the provisions of paragraph 6, there shall be no adjustment of the Exercise Price hereunder to the extent that such adjustment would cause the Exercise Price to be less than the par value per share of the Class B Common Stock, which par value shall not at any time while this Warrant is outstanding exceed $.01.

                  4. NOTICES OF ADJUSTMENTS. Whenever the Exercise Price or the number of Warrant Shares shall be adjusted pursuant to paragraph 3, the Company shall forthwith deliver to the Holder a certificate prepared by the Company, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company determined the fair value of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights), specifying the number of Warrant Shares then issuable hereunder, the Exercise Price after giving effect to such adjustment and (if such adjustment was made pursuant to paragraph 3(b)) describing the number and kind of any other shares of stock for which the Warrant is exercisable. In the


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

event that the Holder shall disagree with any such adjustment or with the terms of any new agreement to be entered into pursuant to paragraph 3(d), it shall notify the Company thereof and any disagreement shall be resolved by an investment banking firm of nationally recognized standing mutually agreeable to the Company and the Holder, or if the Company and the Holder are unable to agree upon an investment banking firm, an investment banking firm selected by an investment banking firm chosen by the Company and an investment banking firm chosen by the Holder.

                  5. RESERVATION OF WARRANT SHARES. The Company agrees that, upon commencement of the Exercise Period and prior to the expiration of this Warrant, the Company will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of the Class B Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer and free and clear of all preemptive rights.

                  6. FULLY PAID STOCK; TAXES. The shares of Class B Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights, and the Company will take all such actions as nay be necessary to assure that the par value or stated value, if any, per share of the Class B Common Stock is at all times equal to or less than the then Exercise Price (after giving effect to all adjustments thereto notwithstanding the provisions of paragraph 3(1)). The Company further covenants and agrees that it will pay, when due and payable, any and all federal and state stamp, original issue or similar taxes which may be payable in respect of the issuance of any Warrant Shares or certificate therefor.

                  7. TRANSFERABILITY. This warrant is not transferable or assignable by the Holder (other than to a majority-owned subsidiary or the Holder). Any such permitted transfer or assignment may only be effected in accordance with applicable securities laws or pursuant to exemptions therefrom. The Company may treat the registered holder of this Warrant as it appears on the Company's books at any time as the Holder for all purposes.

                  8. LOSS, ETC., OF WARRANT. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity or bond reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of the like date, tenor and denomination.

                  9. HOLDERS RIGHTS AS A STOCKHOLDER. This Warrant shall not confer upon the Holder the right to vote or to consent to or receive notice as a stockholder of the Company, as such.

                  10. SURRENDER. The Holder may at any time surrender all or a portion of this Warrant for cancellation by transmitting same to the Company at its address set forth elsewhere herein accompanied by a written notice setting forth the Holders intentions to surrender the

Warrant (or such portion) for cancellation and upon such transmittal by the Holder, this Warrant (or such portion) shall become null and void and of no further force and effect.

                  11. NOTICES. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  (a) the Company at 1600 Stewart Avenue, Westbury, New York 11590, Attention: James F. McCann or Glenn Reed; or

                  (b)   the Holder at , Attention: .

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three Business Pays after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, approval, declaration, delivery or other communication to the person designated above to receive a copy shall in no way adversely affect the effectiveness of such notice, demand, request, approval, declaration, delivery or other communication.

                  12. INVESTMENT AGREEMENT. The Holder, the Company and certain stockholders of the Company have entered into an Investment Agreement, dated as of January 16, 1995 (as amended, supplemented or otherwise modified from time to time, the "Investment Agreement"), which includes certain provisions relating to this warrant and the Warrant Shares.

                  13.   MISCELLANEOUS.

                        (a) REMEDIES. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. Accordingly, it is agreed that the Holder shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of this Warrant and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, Such remedies shall be cumulative and non-exclusive and shall be in addition to any other rights and remedies the parties may have under this Warrant.

                        (b) NO INCONSISTENT AGREEMENTS. The Company will not on or after the date of this Warrant enter into any agreement with respect to its securities which is inconsistent with the rights granted to The Holder in this Warrant or otherwise conflicts with the provisions hereof. The rights granted to the Holder hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any such agreements.

                        (c) SUCCESSORS AND ASSIGNS. Subject to the provisions of paragraph 7 hereof, this Warrant shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Warrant Shares.

                        (d) SEVERABILITY. In the event that any one Or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                        (e) AMENDMENTS AND WAIVERS. The provisions of this Warrant, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Holder.

                        (f) ENTIRE AGREEMENT. The provisions of this Warrant are intended by the parties as a final expression of their agreement and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, agreements, warranties, or undertakings, other than those set forth or referred to herein, including with respect to the registration rights granted by the Company with respect to the Warrant Shares.

                        (g) HEADINGS. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

                        (h) APPLICABLE LAW. This Warrant shall be governed by and construed in accordance with the laws of the State Of New York. Each party hereto agrees to submit to the non-exclusive jurisdiction of the courts of the City of New York in the State of New York in any action or proceeding arising out of or relating to this Agreement.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by its President thereunto duly authorized.

DATED:

                                             TELEWAY, INC.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

ACCEPTED BY:

CHEMICAL VENTURE CAPITAL ASSOCIATES,
A CALIFORNIA LIMITED PARTNERSHIP

By:
   --------------------------------
   Name:
   Title:

                                  SUBSCRIPTION

                  The undersigned, ________, pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase shares of the Class B Common Stock of, TELEWAY, INC., covered by said Warrant, and makes payment therefor in full at the price per share provided by said warrant.

Dated: _________________, 199_          ________________________________________
                                        (Signature)

                                        ________________________________________
                                        (Address)

                                        ________________________________________


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, hereby sells, assigns and transfers unto the foregoing Warrant and all rights evidenced thereby and does irrevocably constitute and appoint , attorney, to transfer said Warrant of the books of TELEWAY, INC.

Dated: _________________, 199_          ________________________________________
                                        (Signature)

                                        ________________________________________
                                        (Address)

                                        ________________________________________


                               PARTIAL ASSIGNMENT

                  FOR VALUE RECEIVED, hereby assigns and transfers unto the right to purchase shares of the Class B Common Stock of TELEWAY, INC. by the foregoing Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint , attorney, to transfer said warrant on the books of TELEWAY, INC.

Dated: _________________, 199_          ________________________________________
                                        (Signature)

                                        ________________________________________
                                        (Address)

                                        ________________________________________